EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2006 relating to the consolidated financial statements, which appears in Zumiez Inc.’s Annual Report on Form 10-K for the year ended February 3, 2007.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewatherhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
June 11, 2007